Exhibit 99.1



              ZiLOG Announces First Quarter 2003 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--April 24, 2003--ZiLOG, Inc.
(OTCBB:ZILG)

    -- Launch of new eZ80Acclaim!(TM) family of flash microcontrollers

    --  Continued strong demand for new development tools

    --  Sequential quarterly growth in flash-based design wins

    ZiLOG, Inc. (OTCBB:ZILG) a worldwide supplier of microcontrollers today reported its financial results for the three-month period ended March 31, 2003. Net sales for the first quarter of 2003 were $25.2 million which was approximately 10% above the Company's February 2003 sales guidance estimates, primarily driven by strong turns business in March. Gross margin for the first quarter of 2003 was 41% compared with 44% in the first quarter of 2002. Operating income before special charges, reorganization items, and amortization of intangible assets was $0.2 million in the first quarter of 2003 compared with $2.4 million in the first quarter of 2002.
    Including special charges of $1.3 million (primarily associated with our on-going manufacturing restructuring program) and ongoing non-cash charges for amortization of intangible assets totaling $1.7 million associated with the Company's 2002 recapitalization, the Company recorded a net loss for the quarter of $2.9 million on net sales of $25.2 million. This compares to a net loss of $2.9 million on net sales of $29.4 million in the fourth quarter of 2002 and a net loss of $11.9 million on net sales of $36.0 million for the first quarter of 2002.
    "We are pleased with our results for the quarter. Our financial model is sound and continues to generate positive Free Cash Flow allowing us to reduce our debt by $1.9 million during the quarter and positioning us to buyback up to a million common shares in the future," said Jim Thorburn, ZiLOG's Chief Executive Officer. "Our focus is to create innovative embedded control solutions and deliver new products consistent with our strategic plan that will generate top line growth," Thorburn added.
    In addition, Thorburn continued, "Leading indicators of future demand for our new products are very encouraging. Following our successful launch of our Z8Encore! product family last November, we launched our eZ80Acclaim! family of new products this quarter. Both these product families are focused on the growing flash microcontroller market. The key leading indicators, including development tool kit sales have quadrupled and our design wins have doubled from a year ago, driven by our new flash-based microcontroller products," concluded Thorburn.

    First Quarter Highlights:

    -- In January, ZiLOG continued with its channel expansion programs by adding Mouser Electronics as its newest North American catalog distributor partner. Mouser joins Digi-Key Corporation on ZiLOG's roster of North American catalog distributors

    -- In February, ZiLOG introduced the new high-performance eZ80Acclaim! microcontroller family. This family maintains backward code compatibility with the previous generation of popular Z80(R) microprocessors. The flagship product of this family is the eZ80Acclaim! F91 microcontroller, which features:

            --  Clock speeds up to 50 MHz,

            --  Up to 256KB of reprogrammable Flash memory,

            --  An Ethernet MAC and TCP/IP protocols,

            --  IrDA-compatibility

            --  Ability to address 16MB of address space and

            --  Ability to perform 24-bit integer arithmetic.

    -- In March, ZiLOG announced the availability of its UltraSlim IrDA transceivers. The Serial InfraRed (SIR) and Medium InfraRed (MIR) transceivers provide a small footprint and ZiLOG's patent-pending AlwaysOn technology for unmatched power efficiency. The devices will enhance the performance of a variety of portable electronic devices and provide support for the newly released Infrared Financial Messaging (IrFM(TM)) specification, a global, wireless, proximity payment standard.

    -- In April, ZiLOG launched the newest members of the Z8Encore!(TM) family of Flash microcontrollers. These products expand the Company's Flash memory product offerings with devices that feature 4KB or 8KB of high-speed Flash memory packaged in SOIC and SSOP packages with 20 or 28 pins. The ZiLOG Z8F08 (8KB Flash) and Z8F04 (4KB Flash) devices feature 1KB of linear register SRAM, as well as a robust array of peripherals, including one 9-bit UART port, two 16-bit counter timers and a 5 channel 10-bit A/D converter.

    -- In April, the Company also announced its "Flash for Cash" design contest in its continuing drive to foster innovative new designs using the Z8 Encore!. The contest, which encourages designers to create creative applications using a ZiLOG Z8 Encore! Flash microcontroller, begins on April 23rd with a deadline for entries of October 31, 2003. Complete rules and entry forms can be found on ZiLOG's Web site at www.zilog.com/contest.

    -- The Company is currently exhibiting its new products families, including the Z8 Encore! and the eZ80Acclaim! products at the Embedded Systems Conference in San Francisco. This conference, dedicated to embedded systems technology and development, is underway until April 25th.

    About ZiLOG, Inc.

    ZiLOG, designs, manufactures and markets semiconductor devices. Headquartered in San Jose, California, ZiLOG maintains design centers in San Jose; Ft. Worth, Texas; Nampa, Idaho; Seattle, Wash.; and Bangalore, India, advanced wafer manufacturing in Nampa and test operations in Manila, Philippines. Visit us at our web site at www.zilog.com

    ZiLOG and Z8 are registered trademarks of ZiLOG, Inc. in the United States and in other countries. Z8 Encore! and eZ80Acclaim! are trademarks of ZiLOG, Inc. in the United States and in other countries. All other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

    Some statements contained in this press release that are not historical facts, including those related to our estimation of future demand from new products are forward-looking statements subject to risks and uncertainties that could cause actual results and financial position to differ materially from these statements. The statements above are based on current expectations but are also inherently subject to economic and competitive uncertainties and contingencies beyond the control of the Company. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: timing of the release of our new products; unexpected technical difficulties which sometimes occur in new products; the level of orders that are received and can be shipped in a quarter; pricing pressures; possible disruption in commercial activities occasioned by terrorist activity, armed conflict or the SARS situation, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; impact of events outside the United States, such as the business impact of fluctuating currency rates or unrest or political instability; disruptions in international transport or delivery occasioned by unexpected increases in price or supply of oil; general industry, economic and political conditions; performance and market acceptance of our new products including our IrDA, Z8 Encore and EZ80 products; our ability to ramp new products into volume production; and competitive factors, such as competing architectures and manufacturing technologies.
    For a detailed discussion of these and other risk factors, please refer to the Company's most recent filing on Form 10-K. You can obtain copies of the Company's Form 10-K and any other relevant documents for free at the SEC's Web site (www.sec.gov) or from commercial document retrieval services.
    Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.


                            ZILOG, INC.
                 SELECTED QUARTERLY FINANCIAL DATA
         (Amounts in millions except percentages, selected key
                    metrics and per share amounts)
                            (Unaudited)

Selected Statement of                 Three Months Ended (1)
 Operations Data
------------------------------ ------------------------------------
(includes supplemental          Mar.   Dec.  Sept.   Jun.    Mar.
Non-GAAP information)            31,    31,    30,    30,     31,
                                2003   2002   2002    2002    2002
                               ------ ------ ------ ------- -------
Net sales                      $25.2  $29.4  $36.0   $38.1   $36.0
Gross margin (2)                10.3   13.6   16.1    12.9    15.7

  Research and development       3.9    3.8    4.1     4.7     5.2
  Selling, general and
   administrative                6.2    7.2    8.2     9.9     8.1
                               ------ ------ ------ ------- -------
Operating income/(loss)
 before special charges,
 reorganization items,
 and amortization of
 intangible assets               0.2    2.6    3.8    (1.7)    2.4
  Amortization of intangible
   assets (3)                    1.7    3.0    3.0    20.7       -
  Special charges and
   reorganization items          1.3    1.7    0.8     1.5     5.6
                               ------ ------ ------ ------- -------
Operating income/(loss)        ($2.8) ($2.1)  $0.0  ($23.9)  ($3.2)
                               ------ ------ ------ ------- -------

                               ------ ------ ------ ------- -------
Net income/(loss)              ($2.9) ($2.9)  $0.2  $264.4  ($11.9)
                               ====== ====== ====== ======= =======

Percentage of net sales
------------------------------
  Gross margin (2)                41%    46%    45%     34%     44%
  Research and development        15%    13%    11%     12%     14%
  Selling, general and
   administrative                 25%    24%    23%     26%     23%
  Operating income/(loss)       (11%)   (7%)     0%   (63%)    (9%)
  Net income/(loss)             (12%)  (10%)     1%    694%   (33%)

Other selected financial data
------------------------------
  Depreciation and
   amortization                 $1.5   $1.6   $1.7    $1.7    $1.9
  Amortization of fresh-start
   intangibles                   1.7    3.0    3.0     5.9       -
  In-process research and
   development                     -      -      -    18.7       -
  Special charges and
   reorganization items          1.3    1.7    0.8     1.5     5.6
  Stock-based compensation       0.4    0.3    0.6     2.1       -
  Capital expenditures          $0.7   $0.5   $0.6    $0.3    $0.9

                                                As of
                               ---------------------------------------
                                Mar.   Dec.  Sept.    Jun.    Mar.
                                 31,    31,    30,     30,     31,
Selected Balance Sheet Data     2003   2002   2002    2002    2002
------------------------------ ------ ------ ------ ------- -------
Cash and cash equivalents      $23.0  $29.4  $24.2   $18.1   $17.5
Accounts receivable, net        12.3   10.8   16.0    16.5    16.1
Inventories                      9.8   10.6   11.6    13.2    14.6
Total current assets            48.4   54.2   55.2    51.0    52.7

Short-term debt                  5.0    6.9    6.9     9.1    10.0
Total current liabilities       30.1   35.1   38.8    40.7   369.3 (4)

Debt subject to compromise upon
 reorganization                  N/A    N/A    N/A     N/A   325.2 (4)

Selected Key Indices
------------------------------
 Days sales outstanding           44     33     40      39      41
 Net sales to inventory ratio
  (annualized)                  10.3   11.1   12.4    11.5     9.9
 Weeks of inventory at
  distributors                    11     11      9       8       8
 Current ratio                   1.6    1.5    1.4     1.3      NM (4)


(1) The quarter ended March 31, 2002 reflects the predecessor entity only. The period ended June 30, 2002 reflects the combined results of the predecessor and successor entities. All other periods presented reflect only the successor entity.

(2) For the quarter ended June 30, 2002, cost of sales includes $3.9 million of fresh start inventory adjustments.

(3) For the period ended June 30, 2002, Amortization of intangible assets includes in-process research and development costs of $18.7 million.

(4) On March 31, 2002, Total current liabilities included "Debt subject to compromise upon reorganization" of $325.2 million, which was reclassified to "Liabilities subject to compromise" during the period.

                              ZiLOG, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in millions except per share data)

                                         Successor     Predecessor
                                          Company        Company
                                       -------------- ----------------
                                        Three months   Three months
                                           Ended          Ended
                                       Mar. 31, 2003  Mar. 31, 2002

Net sales                                      $25.2           $36.0
 Cost of sales                                  14.9            20.3
                                       --------------- ---------------
Gross margin                                    10.3            15.7

Operating Expenses:
 Research and development                        3.9             5.2
 Selling, general and administrative (1)         6.2             8.1
Operating income (loss) before special
 charges, reorganization items and
 amortization of intangible assets               0.2             2.4
                                       ------------------------------
 Special charges and reorganization
  items                                          1.3             5.6
 Amortization of intangible assets               1.7               -

                                       ------------------------------
Operating income (loss)                         (2.8)           (3.2)
                                       ------------------------------

Other income (expense):
 Interest income                                 0.1             0.1
 Interest expense (2)                           (0.1)           (5.0)
 Other, net                                        -             0.1
                                       ------------------------------
Income (loss) before reorganization
 items and provision for income taxes           (2.8)           (8.0)
Reorganization Items                               -             3.8
Provision  for income taxes                      0.1             0.1
                                       ------------------------------
Net income (loss)                              $(2.9)         $(11.9)
                                       ==============================

Basic and diluted net loss per share          $(0.10)
                                       ==============
Weighted-average shares used in
 computing basic and diluted net income
 per share                                      28.7

(1) Stock-based compensation of $0.4 million is included in SG&A expense for the three months ended March 31, 2003

(2) Excludes contractual interest of $2.1 million in the period ended March 31, 2002 not recorded during reorganization


                             ZILOG, INC.
           UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in millions)

                                                  Successor Company
                                              ----------------------
                                              March 31,   December 31,
                                                2003        2002
                                              ----------  ----------

                ASSETS
Current assets:
   Cash and cash equivalents                       $23.0       $29.4
   Accounts receivable, less allowance for
    doubtful accounts of $0.3 at March 31,
    2003, $0.5 at December 31, 2002                 12.3        10.8
   Inventories                                       9.8        10.6
   Prepaid expenses and other current assets         3.3         3.4
                                               ----------  ----------
     Total current assets                           48.4        54.2
                                               ----------  ----------

MOD III assets held for sale                        30.0        30.0
Net property, plant and equipment                   20.9        21.9
Goodwill                                            34.6        34.6
Intangible assets, net                              16.6        18.3
Other assets                                         9.5         9.8
                                               ----------  ----------
                                                  $160.0      $168.8
                                               ==========  ==========

               LIABILITIES, MINORITY INTEREST
               AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
    Short-term debt                                 $5.0        $6.9
    Accounts payable                                11.6        10.2
    Income taxes payable                             0.9           -
    Accrued compensation and employee benefits       3.4         7.4
    Other accrued liabilities                        2.5         2.6
    Accrued special charges                          0.2         0.6
    Deferred income on shipments to
     distributors                                    6.5         7.4
                                               ----------  ----------
        Total current liabilities                   30.1        35.1
                                               ----------  ----------

Deferred income taxes                               21.1        22.4
Other non-current liabilities                       14.5        14.5
                                               ----------  ----------
        Total liabilities                           65.7        72.0
                                               ----------  ----------

Minority interest in MOD III assets                 30.0        30.0

Stockholders' equity (deficiency):
    Common stock                                     0.3         0.3
    Additional paid-in capital                      97.0        97.1
    Deferred stock compensation                     (4.1)       (4.6)
    Accumulated deficit                            (28.9)      (26.0)
                                               ----------  ----------
        Total stockholders' equity (deficiency)     64.3        66.8
                                               ----------  ----------
Total liabilities and stockholders' equity        $160.0      $168.8
                                               ==========  ==========

                              ZiLOG, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (in millions)

                                                Successor Predecessor
                                                 Company    Company
                                                --------- -----------
                                                  Three      Three
                                                  Months     Months
                                                  Ended      Ended
                                                Mar. 31,   Mar. 31,
                                                   2003       2002
                                                ---------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                  ($2.9)     ($11.9)
Adjustments to reconcile net income (loss) to
 net cash used by operating activities:
   Depreciation and amortization                     3.2         1.9
   Impairment of long lived assets                   0.2         2.5
   Stock-based compensation                          0.4         0.1
Changes in operating assets and liabilities:
   Accounts receivable                              (1.5)        0.5
   Inventories                                       0.8         2.7
   Prepaid expenses and other current and
    noncurrent assets                                0.4        (0.4)
   Accounts payable                                  1.4        (0.2)
   Accrued compensation and employee benefits       (4.0)       (1.7)
   Liabilities subject to compromise                   -         6.1
   Deferred income on shipment to distributors      (0.9)       (0.6)
   Other current liabilities                        (0.9)       (6.3)
                                                --------- -----------
    Net cash provided (used) by operations
     before reorganization items                    (3.8)       (7.3)
Reorganization items - professional fees paid          -        (2.2)
                                                --------- -----------
    Net cash provided (used) by operating
     activities                                     (3.8)       (9.5)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                             (0.7)       (0.9)
                                                --------- -----------
    Cash used by investing activities               (0.7)       (0.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from (repayments of) short-term debt    (1.9)       (2.8)
                                                --------- -----------
    Cash provided (used) by financing activities    (1.9)       (2.8)
                                                --------- -----------

Increase (decrease) in cash and cash equivalents    (6.4)      (13.2)
Cash and cash equivalents at beginning of period    29.4        30.7
                                                --------- -----------
Cash and cash equivalents at end of period         $23.0       $17.5
                                                ========= ===========


    ZiLOG, Inc.

    Notes to Condensed Consolidated Financial Statements (unaudited)

    Note 1: Recapitalization and Fresh-Start Accounting

    During 2002, ZiLOG completed its Plan of Reorganization and recapitalized the Company. In accordance with the U.S. accounting pronouncements Statement of Position 90-7 (SOP 90-7) or as is referred to "fresh start" reporting and effective May 1, 2002, a new entity has been deemed created for financial reporting purposes. Consequently, the consolidated balance sheet data at May 1, 2002 is labeled "Successor Company," and reflects the effect of the reorganization plan and the associated SOP 90-7 adjustments. Financial statements for periods prior to May 1, 2002 are labeled "Predecessor Company".
    Certain amounts recorded in the Predecessor Company's balance sheet were materially changed with the adoption of fresh start reporting. Accordingly, the consolidated balance sheet and certain expenses of the Successor Company are generally not comparable to that of the Predecessor Company, principally due to adjustments of property, plant and equipment, intangible assets, deferred charges, deferred tax liabilities, the discharge of liabilities subject to compromise, and the issuance of new equity of the Company. The successor financial statements include non-cash charges associated with the amortization of intangible assets and stock-based compensation expense.
    The Company's year-end is December 31, with interim results based on fiscal quarters of thirteen weeks of duration ending on the last Sunday of each quarter. However, for financial reporting purposes interim fiscal periods are labeled as ending on calendar-month end.

    Note 2: Components of Net Sales

    Net sales by business group, region and channel for each of the preceding five fiscal quarters are as follows:


                                         Three Months Ended (1)
                                  ------------------------------------
(All amounts in millions)           Mar.  Dec.   Sept.  Jun.   Mar.
                                    31,   31,    30,    30,    31,
                                    2003  2002   2002   2002   2002
                                  ------------------------------------

Net Sales by Business Line
 Embedded Control                  $18.4  $19.7  $22.5  $25.0   $23.2
 Standard Products                   6.8    9.7   13.5   13.1    12.8
                                  ------------------------------------
Total                              $25.2  $29.4  $36.0  $38.1   $36.0
                                  ------------------------------------

Net Sales by Region
 Americas                          $13.8  $17.2  $21.8  $22.3   $19.8
 Asia                                7.3    8.4   10.4   10.9    10.9
 Europe                              4.1    3.8    3.8    4.9     5.3
                                  ------------------------------------
Total                              $25.2  $29.4  $36.0  $38.1   $36.0

Net Sales by Channel
 OEM                               $13.1  $15.8  $21.3  $21.5   $19.9
 Distribution                       12.1   13.6   14.7   16.6    16.1
                                  ------------------------------------
Total                              $25.2  $29.4  $36.0  $38.1   $36.0

(1) The period ended Mar 31, 2002 reflects the predecessor entity only. The period ended June 30, 2002 reflects combined results of the predecessor and successor entities. All other periods presented reflect only the successor entity.


    Note 3: Cash and Free Cash Flow

    Cash

    Cash was $23.0 million on March 31, 2003 compared to $29.4 million and $17.5 million on December 31, 2002 and March 31, 2002, respectively. The cash reduction in the quarter includes the following:

1) Payments on the Company's revolving line of        $1.9 million
   credit

2) Payments associated with the Company's 2002        $3.3 million
   employee incentive compensation plan

3) Special charges of reflecting manufacturing        $1.5 million
   cost reduction actions, Mod III idle costs and professional expenses related to the Company's
   S-1/A which was filed with the Securities and Exchange Commission on April 15th, 2003


    Free Cash Flow

    ZiLOG has presented free cash flow as one internal measure of the Company's liquidity. Management uses free cash flow as one key metric for determining its future cash needs. Free cash flow as defined by the Company is calculated as the sum of operating income or loss, depreciation and amortization, in-process research and development, non-cash special charges, and stock-based compensation, less capital expenditures. Since free cash flow is a liquidity measure, the reconciliation below presents the Company's cash used by operating and investing activities on a GAAP basis to free cash flow for the three-month period ended March 31, 2003 (in millions):

   Net cash used by operating activities         $(3.8)
   Cash used by investing activities              (0.7)
   Changes in operating assets and liabilities     4.7
                                                  -----
     Free cash flow                               $0.2

    Management has presented operating income before special charges, reorganization items, and amortization of intangible assets because it believes this metric is a way to compare operating results from different periods on a common basis.


    CONTACT: ZiLOG, Inc.
             Perry Grace, 408/558-8500 (CFO)